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                                                                   Exhibit 99(a)


FRONT

                     REVOCABLE PROXY BANKFIRST CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby makes, constitutes and appoints Fred R. Lawson, Charles Earl Ogle, Jr., and L. A. Walker, Jr., and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of BankFirst Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Shareholders to be held on December 21, 2000 and at any postponement or adjournment thereof.

     1. The proposal to approve and adopt the Agreement and Plan of Reorganization, dated August 22, 2000, between the Company and BB&T Corporation, and the related plan of merger, pursuant to which the Company will be merged with and into BB&T Corporation and each outstanding share of common stock and preferred stock of the Company will automatically and without further action be converted into shares of BB&T Corporation's common stock, as provided in the Agreement and Plan of Reorganization.


          [_] FOR       [_] AGAINST       [_] ABSTAIN


     2. In their discretion, upon any other business which may properly come before the Special Meeting or any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal set forth above. In addition, this proxy will be voted at the discretion of the persons named as proxy herein upon any other matter properly brought before the Special Meeting or any adjournment or postponement thereof. (over)

BACK

     Important: Please date and sign your name(s) as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


---------------------------------
Signature of Shareholder


---------------------------------
Signature of Shareholder


Dated: ____________________, 2000


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


[_] Please check here if you plan to attend the Special Meeting.